UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2006

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation)		Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to Credit Facility
     On September 29, 2006, BearingPoint, Inc. (the “Company”) entered into the Fourth Amendment to the Credit Agreement (the “Amendment”) by and among the Company, BearingPoint, LLC, the guarantors party thereto, the lenders party thereto, and UBS AG, Stamford Branch, as administrative agent. The Amendment amends the Credit Agreement (as amended, the “Credit Facility”), dated as of July 19, 2005 and as amended by the First Amendment dated as of December 21, 2005, the Second Amendment dated as of March 30, 2006 and the Third Amendment dated as of July 19, 2006, among the Company, BearingPoint, LLC, the guarantors party thereto, the lenders party thereto, General Electric Capital Corporation, as syndication agent and collateral agent, Wells Fargo Foothill, LLC, as documentation agent, UBS Securities, LLC, as lead arranger, UBS AG Stamford Branch, as issuing bank and administrative agent, and UBS Loan Finance LLC, as swingline lender.
     The Amendment extends the deadline for filing of the Company’s Form 10-K for the year ended December 31, 2005 to October 31, 2006.
     The Amendment is filed as Exhibit 99.1 to this report on Form 8-K. For complete content of the Credit Facility and the amendments to the Credit Facility, please see the exhibits to (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (filed on January 31, 2006), (ii) the Current Reports on Form 8-K filed on March 31, 2006 and July 25, 2006, and (iii) this report on Form 8-K.
Judy Ethell
     On October 3, 2006, the Company and Judy Ethell entered into a letter agreement relating to the rescission of the grants of nonqualified stock options and restricted stock units (“RSUs”) made to her by the Company in July 2005 in connection with her employment as the Company’s Executive Vice President — Finance and Chief Accounting Officer. On July 1, 2005, Ms. Ethell received a grant for 292,000 RSUs and a stock option grant to purchase 600,000 shares of common stock (collectively, the “2005 Awards”). The 2005 Awards were intended to be modified to be of effect only after the Company had become current in its SEC filings; however, the rationale behind this approach has now been reconsidered by the Company. As a result, the 2005 Awards have been canceled and the Compensation Committee of the Board of Directors has approved subsequent grants to Ms. Ethell made under the Company’s 2000 Long-Term Incentive Plan (the “LTIP”), effective as of September 19, 2006 (the “2006 Awards”). In accordance with the letter agreement, Ms. Ethell and the Company have agreed that the 2005 Awards will be replaced by the 2006 Awards. The 2006 Awards are as follows:
•	RSUs (the “2006 RSU Awards”):
•	An initial grant of 292,000 RSUs, of which 204,400 fully vested on September 19, 2006, the date of grant, and, subject to the achievement of certain performance criteria an additional 29,200 shares will vest on July 1 in each of 2007, 2008 and 2009.

•	An additional grant of 94,000 RSUs, of which 25% was fully vested on the September 19, 2006 date of grant, and, subject to the achievement of certain performance criteria, an additional 25% will vest on July 1 in each of 2007, 2008 and 2009.

•	For the 2006 RSU Awards, all unvested RSUs will immediately vest upon a “change of control” of the Company. If Ms. Ethell’s employment is terminated by the Company without “cause” or by Ms. Ethell for “good reason”, the portion of her RSUs scheduled to vest on the next anniversary of her hire date following the termination date will vest as of the termination date.
•	Stock Options
•	An initial grant of stock options to purchase 600,000 shares at an exercise price of $8.70 per share, the closing price of the Company’s common stock on the September 19, 2006 grant date. The stock options vest as follows: 25% was fully vested on the date of grant, and, subject to the achievement of certain performance criteria, will vest on July 1 in each of 2007, 2008 and 2009. All unvested options will immediately vest upon a “change of control” of the Company or a termination of employment due to death or disability. If Ms. Ethell’s employment is terminated by the Company without “cause” or by Ms. Ethell for “good reason”, the portion of her options scheduled to vest on the next anniversary of her hire date following the termination date will vest as of the termination date.

Roderick C. McGeary
     As previously disclosed, on January 28, 2006, the Company approved a conditional grant of $250,000 in RSUs under the LTIP to Roderick C. McGeary, the Chairman of the Company’s Board of Directors and an employee of the Company. Pursuant to a written notice delivered by the Company to Mr. McGeary on October 5, 2006, the Company will issue the RSU grant, effective as of September 25, 2006. The grant is for 29,411 RSUs, of which, subject to his continued employment by the Company, 25% will vest and settle on January 1 in each of 2007, 2008, 2009 and 2010. All unvested RSUs will immediately vest upon a “change of control” of the Company. If Mr. McGeary's employment is terminated by the Company without “cause” or by Mr. McGeary for “good reason”, the portion of his RSUs scheduled to vest on the next anniversary of his hire date following the termination date will vest as of the termination date.
Richard J. Roberts
     As previously disclosed, on April 12, 2005, the Company approved an aggregate of $1.98 million in RSU grants under the LTIP to Richard J. Roberts, the Company’s Chief Operating Officer. Mr. Roberts received the first of these grants on April 12, 2005, for 72,439 RSUs, which fully vested on January 1, 2006. Pursuant to a written notice delivered by the Company to Mr. Roberts on October 4, 2006, the Company will issue the remaining two RSU grants, each effective as of September 25, 2006. The first grant is for 77,343 RSUs and is fully vested, with 50% of the grant to settle on January 1 in each of 2007 and 2008. The second grant is for 93,177 RSUs, of which, subject to his continued employment by the Company, 25% will vest on January 1 in each of 2007, 2008, 2009 and 2010, with settlement scheduled on January 1 in each of 2009, 2010, 2011 and 2012, respectively. All unvested RSUs will immediately vest upon a “change of control” of the Company. If Mr. Robert’s employment is terminated by the Company without “cause” or by Mr. Roberts for “good reason”, the portion of his RSUs scheduled to vest on the next anniversary of his hire date following the termination date will vest as of the termination date.
Item 2.06 Material Impairments.
     As previously noted in the Company’s press release of September 26, 2006, the Company disclosed net losses for the fiscal year ended December 31, 2005 (“fiscal 2005”) that would be affected by, among other things, a goodwill impairment. As of the fourth quarter of fiscal 2005, the Company determined that a triggering event had occurred, which caused the Company to perform a goodwill impairment test. The triggering event resulted from a combination of various factors, including significantly lower than previously expected results in the fourth quarter of fiscal 2005. As a result of its impairment analysis, the Company has determined that a material, non-cash charge will be taken in the fourth quarter of fiscal 2005 as a result of the impairment of its goodwill with respect to operations in both its Commercial Services segment and its Europe, the Middle East and Africa (“EMEA”) segment.
     The Company currently estimates the amount of the total impairment charge to be taken in the fourth quarter of fiscal 2005 will range from $125 million to $190 million. The actual amount of the impairment charge will not be finalized until the Company files its audited financial statements for fiscal 2005. As a result, the actual amounts may differ than these estimates, and the differences could be material. The Company does not expect that the impairment charges will result in future cash expenditures.

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
     Effective as of September 14, 2006, the previously announced temporary blackout period pursuant to Regulation BTR ended. By notice to its directors, executive officers and employees, the Company announced that the Compensation Committee of the Board of Directors of the Company, effective as of September 14, 2006, amended the Company’s 401(k) Plan (the “401(k) Plan”) to permanently prohibit participant purchases and Company contributions of Company stock under the 401(k) Plan. As a result of this action, the previously announced temporary blackout period pursuant to Regulation BTR ended effective as of September 14, 2006. However, the exercise of stock options and settlement of restricted stock units under the Company’s 2000 Long Term Incentive Plan, (the “LTIP”) as well as purchases of Company stock under its Employee Stock Purchase Plan (the “ESPP”), remain suspended, because Registration Statements on Form S-8, registering shares of the Company’s common stock to be issued upon exercise of stock options and settlement of restricted stock units under the LTIP and to be purchased under the ESPP, are not available as a result of the Company not being current with respect to the filing of periodic reports with the SEC.
Item 8.01 Other Events
     On September 29, 2006, the Company issued a press release announcing that the New York Stock Exchange (the “NYSE”), pursuant to its late filer rules, agreed to provide Company with a three month trading period through January 2, 2007 for the Company to file its Annual Report on Form 10-K for its 2005 fiscal year with the Securities and Exchange Commission (the “SEC”), subject to reassessment on an ongoing basis. While there can be no assurance, the Company expects to complete and file its 2005 Form 10-K with the SEC within such a time period. If the Company does not file its 2005 Form 10-K with the SEC by January 2, 2007 due to unforeseen delays, the Company will be permitted to submit additional materials to request an extension up to April 2, 2007. If the Company’s 2005 Form 10-K is not filed with the SEC by April 2, 2007, the NYSE will move forward with the initiation of suspension and delisting procedures. In addition, the NYSE will also continue to monitor the Company’s progress on its other delayed filings as part of its continued listing assessment.
     A copy of the press release is filed as Exhibit 99.2 to this report on Form 8-K.
Item 9.01 Exhibits.

(d)	Exhibit 99.1	Fourth Amendment to Credit Agreement, dated as of September 29, 2006, among BearingPoint, Inc., BearingPoint, LLC, the guarantors thereto, the lenders thereto, and UBS AG, Stamford Branch, as administrative agent

	Exhibit 99.2	Press Release of BearingPoint, Inc., dated September 29, 2006

     This Current Report on Form 8-K contains forward-looking statements. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “continue,” “expects,” “intends,” “plans,” “believes,” “in the Company’s view” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and which could materially and adversely affect the Company’s financial condition and results of operations. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may differ from the forward-looking statements for many reasons, including, without limitation: (i) the amount of the impairment charges with respect to goodwill in the Commercial Services segment and the EMEA segment, (ii) the Company’s continuing failure to file required periodic reports with the SEC could result in a loss of business, delisting from the NYSE and defaults under the Credit Facility and other indebtedness, if it ceases to obtain extensions for these filings; and (iii) the Company’s Credit Facility imposes a number of restrictions which may negatively affect the Company’s ability to finance future needs, or do so on favorable terms.
     Please refer to Exhibit 99.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the U.S. Securities and Exchange Commission and the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 26, 2006 and available at http://www.sec.gov/ for additional information regarding risk factors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2006	BearingPoint, Inc.
	By:	/s/ Harry L. You
		Name:	Harry L. You
		Title:	Chief Executive Officer